Exhibit 99.1

Kimco Realty Corporation and Subsidiaries

Computation of Ratio of Earnings to Fixed Charges

For the three months ended March 31, 2008

Pretax earnings from continuing operations before adjustment for
minority interests or income loss from equity investees	$57,239,936

Add:
Interest on indebtedness (excluding capitalized interest)	54,299,033
Amortization of debt related expenses	1,129,921
Portion of rents representative of the interest factor	1,894,313
114,563,203

Distributed income from equity investees	53,708,662

Pretax earnings from continuing operations, as adjusted	$168,271,865

Fixed charges -
Interest on indebtedness (including capitalized interest)	$60,698,176
Amortization of debt related expenses	449,711
Portion of rents representative of the interest factor	1,894,313

Fixed charges	$63,042,200

Ratio of earnings to fixed charges	2.7

Kimco Realty Corporation and Subsidiaries

Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends

For the three months ended March 31, 2008

Pretax earnings from continuing operations before adjustment for
minority interests or income loss from equity investees	$57,239,936

Add:
Interest on indebtedness (excluding capitalized interest)	54,299,033
Amortization of debt related expenses	1,129,921
Portion of rents representative of the interest factor	1,894,313
114,563,203

Distributed income from equity investees	53,708,662

Pretax earnings from continuing operations, as adjusted	$168,271,865

Combined fixed charges and preferred stock dividends-
Interest on indebtedness (including capitalized interest)	$60,698,176
Preferred dividend factor	13,189,861
Amortization of debt related expenses	449,711
Portion of rents representative of the interest factor	1,894,313

Combined fixed charges and preferred stock dividends	$76,232,061

Ratio of earnings to Combined Fixed Charges and Preferred Stock Dividends	2.2